Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GeneDx Holdings Corp. 2021 Equity Incentive Plan and GeneDx Holdings Corp. 2021 Employee Stock Purchase Plan of
our report dated March 14, 2022, with respect to the consolidated financial statements of GeneDx Holding Corp. (f/k/a Sema4 Holdings Corp.) included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
January 9, 2023